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Exhibit 99.1

FOR IMMEDIATE RELEASE

UNIVISION TO COMBINE WITH HISPANIC BROADCASTING CORPORATION, NATION'S
LEADING SPANISH-LANGUAGE RADIO COMPANY, IN $3.5 BILLION STOCK MERGER

Combined Company Will Own 50 Television And 55 Radio Stations In Top Hispanic Markets

Will Add #1 Spanish-Language Radio Broadcaster To #1 Spanish-Language TV Network,
#1 Spanish-Language Cable Network, #1 Spanish-Language TV Station Group,
#1 Spanish-Language Online Portal and #1 Latin Record Label In The U.S.

LOS ANGELES AND DALLAS, JUNE 12, 2002—Univision Communications Inc. (NYSE: UVN), the leading Spanish-language media company in the United States, and Hispanic Broadcasting Corporation (NYSE: HSP), the nation's leading Spanish-language radio broadcasting company, today announced they have entered into a definitive merger agreement under which Univision will acquire Hispanic Broadcasting in an all-stock transaction currently valued at approximately $3.5 billion. The total enterprise value of the transaction is also $3.5 billion since Hispanic Broadcasting has essentially no debt.

Under the agreement, each share of Hispanic Broadcasting common stock will be exchanged for a fixed 0.85 shares of Univision Class A common stock, representing a premium of approximately 26% to Hispanic Broadcasting's 30-day average share price. Univision shareholders will have approximately 73.5% and Hispanic Broadcasting shareholders 26.5% of the combined company's fully-diluted economic ownership. The transaction is expected to be tax-free to the shareholders of both companies.

The combination brings together the two leading Spanish-language media companies to create the premier broadcasting, marketing and entertainment company serving the nation's 35 million Hispanics—the fastest-growing segment of the U.S. population. By adding the leading Spanish-language radio broadcaster with 55 stations serving the largest Hispanic markets to Univision—which already owns the leading U.S. Spanish-language television broadcast and cable networks, television station group, record labels and online portal—the combined company will have a unique ability to cross-promote its television networks, television and radio stations, programming and artists. In addition, the combination will provide national and local advertisers unprecedented opportunities to efficiently sell products and services to Hispanics through multiple media platforms.

Based on both companies' latest public guidance, Univision will have estimated combined pro forma 2002 net revenues, before potential synergies, of approximately $1.39 billion to $1.44 billion and 2002 EBITDA (earnings before interest, taxes, depreciation and amortization) of approximately $433 million to $469 million. Before potential synergies, the transaction is expected to be accretive to free cash flow per share in the first full year immediately following the close and beyond.

"This transaction, which further expands Univision as the preeminent U.S. Hispanic media company, represents a tremendous opportunity for shareholders, advertisers and the many talented employees of both companies," said A. Jerrold Perenchio, Chairman, President and Chief Executive Officer of Univision. "Spanish-language radio is rapidly growing with attractive free cash flow and operating leverage. Univision's entrance into this business will provide us with revenue enhancement and earnings diversification as well as significant growth opportunities through coordinated sales and promotional efforts. In addition, Hispanic Broadcasting has essentially no debt, which will strengthen Univision's balance sheet. By increasing our penetration in the top U.S. Hispanic markets with Hispanic Broadcasting's assets—which include more than half of the 25 top Spanish-language radio stations as well as the Netmio.com network of Hispanic community-focused bilingual websites—we are well positioned to further increase our Univision and Galavision television ratings as well as our Univision.com penetration while accelerating the growth of our newly launched TeleFutura Television Network and Univision Music Group through enhanced promotional opportunities."

"We are thrilled to be part of creating the unquestioned leader in Hispanic media in the U.S. through this strategic and logical transaction," said McHenry T. Tichenor, Jr., Chairman, President and Chief Executive Officer of Hispanic Broadcasting. "Univision has a tremendous track record of success, and we believe that its powerful platform will create new opportunities for our employees and advertisers. Spanish-language media is still in the early stage of its growth in the U.S., and by combining with Univision, we will create a unique, multi-faceted company ideally positioned to take advantage of the vast opportunities that lie ahead to better serve our listeners and communities and well as those seeking to market to the U.S. Hispanic audience."

Upon completion of the transaction, Hispanic Broadcasting Corporation will become a wholly owned subsidiary of Univision Communications Inc. and will continue to be based in Dallas. No changes are expected in Hispanic Broadcasting's management or operations. Tichenor will serve as President and Chief Executive Officer of the new Univision radio group. In addition, Tichenor and a designee of Hispanic Broadcasting will join Univision's Board of Directors, increasing it to 10 members. After the merger, Univision's Board will include the strength of Perenchio, Tichenor, Venevision (a member of the Cisneros Group of companies) and Grupo Televisa S.A.

Perenchio continued: "Mac and his family have created the leading Spanish-language radio franchise with great value and potential, and I look forward to working with him and his team as they join the Univision family. Their expertise in the $18 billion radio industry will be invaluable as we look to strengthen and consolidate our market leadership to create a media group with an unequalled position in the U.S. Hispanic community."

The acquisition, which has been approved by the Boards of both companies, is expected to close by year-end, subject to approval by the shareholders of both companies as well as regulatory approvals and customary closing conditions. Hispanic Broadcasting's two largest shareholders, the Tichenor family and Clear Channel Communications Inc., have agreed to vote in favor of the transaction, as has Mr. Perenchio, Univision's controlling shareholder.

UBS Warburg served as financial advisor to Univision Communications, Credit Suisse First Boston served as financial advisor to Hispanic Broadcasting Corporation.

Conference Call/Webcast

Univision and Hispanic Broadcasting management will host a conference call and webcast to discuss the transaction on Wednesday, June 12, at 8:30 a.m. EDT/5:30 a.m. PDT. The conference call can be accessed by dialing 888-298-3419 (within the U.S.) and 952-556-2868 (outside the U.S.). A playback of the call will be available from 10:00 a.m. EDT on June 12 until 5:00 p.m. EDT on June 19. The playback can be accessed by dialing 888-211-2648 (within the U.S.) or 703-925-2474 (outside the U.S.) and by entering reservation number: 1951875. The conference call will also be available online www.vcall.com.

About Hispanic Broadcasting Corporation

Hispanic Broadcasting Corporation, the largest Spanish-language radio broadcaster in the United States, currently owns and operates 55 radio stations in thirteen of the top fifteen Hispanic markets and reaches 60% of all U.S. Hispanic homes. The Company also owns and operates a network of Hispanic community-focused bilingual web sites found at www.netmio.com.

About Univision Communications Inc.

Univision Communications Inc. (NYSE: UVN) is the premier Spanish-language media company in the United States. Its operations include: Univision Network, the most-watched Spanish-language broadcast television network in the U.S. reaching 97% of U.S. Hispanic households; TeleFutura Network, the new 24-hour general-interest Spanish-language broadcast television network reaching 72% of U.S. Hispanic Households; Univision Television Group, which owns and operates 22 television stations; TeleFutura Television Group which owns and operates 28 television stations; Galavision, the country's leading

Spanish-language cable network; Univision Music Group, which includes the Univision Music label, Fonovisa Records label and a 50% interest in Mexican based Disa Records label as well as Fonomusic and America Musical Publishing companies; and Univision Online, the premier Internet company in the U.S. Hispanic market reaching 80% of the nation's Spanish-speaking online audience at www.univision.com. Univision Communications is headquartered in Los Angeles, with network operations in Miami and television stations and sales offices in major cities throughout the United States.

# # #

This press release is for information purposes only and is not intended as an offer or solicitation with respect to the purchase or sale of any security.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including statements about future financial and operating results and Univision Communications' anticipated acquisition of Hispanic Broadcasting Corporation. These statements are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. The pertinent risk factors for each company can be found in its Form 10-K on file with the SEC.

Contacts:	For Univision	For Hispanic Broadcasting
Investors:	Andrew W. Hobson	Jeff Hinson
	310-556-7690	214-525-7711
Media:	Stephanie Pillersdorf Citigate Sard Verbinnen 212-687-8080

RANK OF MERGED COMPANY'S TELEVISION AND RADIO STATIONS

Hispanic DMA	Market	Television Stations	Radio Stations	Spanish-language Rank
1	Los Angeles	2	4FM/1AM	#1 TV, #1 Radio
2	New York	3	1FM/1AM	#1 TV, #2 Radio
3	Miami-Ft. Lauderdale	2	2FM/2AM	#1 TV, #1 Radio
4	Chicago	2	1FM/2AM	#1 TV, #2 Radio
5	Houston	2	6FM/2AM	#1 TV, #1 Radio
6	San Francisco	2	3FM	#1 TV, #2 Radio
7	Dallas-Ft. Worth	2	5FM/2AM	#1 TV, #1 Radio
8	San Antonio	2	4FM/2AM	#1 TV, #1 Radio
9	McAllen-Brownsville	—	2FM/1AM	#2 Radio
10	Phoenix	2	5FM	#1 TV, #2 Radio
11	San Diego	—	2FM	#1 Radio
12	El Paso	—	1FM/2AM	#1 Radio
13	Denver	—	—	—
14	Fresno-Visalia	2	1FM	#1 TV
15	Sacramento	2	—	#1 TV

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UNIVISION TO COMBINE WITH HISPANIC BROADCASTING CORPORATION, NATION'S LEADING SPANISH-LANGUAGE RADIO COMPANY, IN $3.5 BILLION STOCK MERGER